[Letterhead of Deloitte & Touche LLP]

                                                        Exhibit 23.2

INDEPENDENT AUDITORS' CONSENT


Pacific Telecom, Inc.:

We consent to the use in this Registration Statement of Century Telephone Enterprises, Inc. on Form S-8 of our report dated January 27, 1997, appearing in the Annual Report on Form 10-K included herein of Pacific Telecom, Inc. for the year ended December 31, 1996.

We also consent to the reference to us under the heading "Experts" in such Prospectus.

/s/  Deloitte & Touche LLP
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DELOITTE & TOUCHE LLP

Portland, Oregon
December 11, 1997